Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	DFHTA Sponsor LLC

Address of Joint Filer:	c/o Deerfield Healthcare Technology Acquisitions Corp.
780 Third Avenue, 37th Floor
New York, New York 10017

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Deerfield Healthcare Technology Acquisitions Corp. [DFHT]

Date of Event Requiring Statement:
(Month/Day/Year):	07/16/2020

Name of Joint Filer:	Lawrence Atinsky

Address of Joint Filer:	c/o Deerfield Healthcare Technology Acquisitions Corp.
780 Third Avenue, 37th Floor
New York, New York 10017

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Deerfield Healthcare Technology Acquisitions Corp. [DFHT]

Date of Event Requiring Statement:
(Month/Day/Year):	07/16/2020